FOR AND IN CONSIDERATION of the mutual covenants contained in this agreement of lease (this Lease) the parties hereto agree as follows:

1. Incorporated Terms: The following terms are incorporated by reference into this Lease:

       (a) DATE OF LEASE: May 4, 2000 (revised May 5, 2000)

       (b) NAME AND ADDRESS OF LANDLORD:
       Advantage Properties LLC
       1915 Swarthmore Ave
       Lakewood, NJ. 08701
       732-364-8884

       (c) NAME AND ADDRESS OF TENANT:

       Horizon High Reach, Inc.
       1540 East Shaw Ave. Suite 12
       Fresno, CA 93710

       (d) DESCRIPTION OF PREMISES:

       The premises consisting of approximately 10,000 '/- square Feet in the building (the "Building") to be constructed by Landlord on certain land (the Land) in the City of Lakewood, State of New Jersey, as more particularly described on Exhibit A attached hereto. IN addition to the Premises, Tenant shall have exclusive use of the yard area adjacent to the Building as more particularly shown on Exhibit B (the "Yard Area")

       (e) TERM OF LEASE: (5) years
       Commencing on or about Nov. l, 1999 and terminating on or about Oct 31. 2004, subject to adjustment as provided herein.

       (f) PERMITTED USE: Equipment rental business and all other legal uses incidental thereto, including, without limitation, Storage, cleaning, maintenance light industrial, shop and Office uses.
       (g) SECURITY DEPOSIT: $1O, 000.00

       (h)        BROKER: NONE
       (i) RIDERS TO LEASE: The following riders are attached hereto And made a part of this Lease.

         1.   Rent Rider
         2.   Additional Agreements
         3.   Improvement Agreement
         (j)  PROPORTIONATE SHAPE: 33.33%



2. Description of Premises: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the premises described in Section 1(d) (the "Premises"). The Premises is part of a multi- tenant building (the "Building") located on the Land (the Land and Building and other improvements thereon, collectively, the "Project").

3. Term: The term this Lease shall be for a term of five (5) and shall commence on the date (the" Commencement Date") that is the later of (i) Nov 1, 1999, or
(ii) the date the Landlord delivers possession of the Premises to Tenant in the condition required under the Improvement Agreement and Tenant has obtained the Certificate of Occupancy (as defined Improvement Agreement). This Lease shall expire on the date (the "Expiration Date") that five (5) years after the Commencement Date, which is anticipated to be on Oct. 31, 2004.

4. Base Rent: Tenant shall pay to Landlord at the address set forth in Section 1(b), or to such person or at such other place as Landlord may from time to time designate, without previous demand thereof and without counterclaim, deduction or setof f (except as otherwise set forth in Section 11 hereof), the rent ("Base Rent") set forth on the Rent Rider annexed hereto, such Base Rent to be payable in monthly installments as set forth on the Rent Rider in advance on the first day of each month during the term of the Lease. The first monthly installment of Base Rent is being paid by Tenant on execution of this Lease.

5. Net Lease: Except as otherwise provided herein, it is the intention of Landlord and Tenant that this is a net Lease and the Base Rent shall be absolutely net to Landlord and that Tenant shall be solely responsible for and pay all costs for the use, operation, maintenance, care and repair of the Premises and its proportionate share of the same with respect to the Project. All obligations with respect to the Premises and Project payable by Tenant other than Base Rent are additional rent under this Lease. The term "rent" means the Base Rent and additional rent.
6. Real. 'Property Taxes:
   a) Tenant shall pay to Landlord its  Proportionate  Share set forth in  Section  1(j) of all real  property  impositions  during the
         Term in  accordance  with  Section 2 of the Rent Rider.  As used herein,  the term  "real  property  impositions"  means  (i) any tax,  assessment  I or  other  governmental  charge  of any kind which at any time during the Term may be assessed, levied, imposed upon or become due and payable with respect to the Project; (ii) any tax on the Landlord's right to receive, or the receipt of rent or income from the Project, or against Landlord's business of leasing the Project; (iii) any tax or
         charge  for  fire  protection,   refuse   collection,   streets,
         sidewalks  or road  maintenance  or other  services  provided to the Project by any governmental  agency;  (iv) any tax replacing or supplementing in whole or in any part any tax previously included within the definition of real property impositions under this  Lease;  and (v) the cost of  prosecuting  any appeal of the real  property  impositions  with respect to the Project,
         including    attorney's   fees,    appraisers   fees   and   any
         administration  charge of the managing agent of the Project,  is
         such  appeal  is  approved  by  Tenant  in  writing.   The  real
         property  impositions  payable by Tenant  shall be prorated  for the fraction of the tax fiscal year included in the term.
b) If an assessment for public improvements is levied against the Project, Landlord shall be deemed to have elected to pay such
         assessment   in  the  maximum   number  of   installments   then
         permitted by law  (whether or not Landlord  actually so elects),
         and   Tenant   shall   pay  its   Proportionate   Share  of  the
         installments   payable  during  or  attributable  to  the  Term,
         together  with any interest  due as a result of the  installment
         payments.   Any  installment  for  a  period  during  which  the
         Commencement Date or Expiration Date occurs shall be prorated for the fraction of the period included in the Term.
c) Real property impositions do not include Landlord's federal or state income, franchise, inheritance or estate taxes or any tax, levy, assessment, charge or surcharge resulting from the contamination of real property by any Hazardous Materials (as defined hereinbelow), any increase in real property taxes resulting from the sale or transfer of any of the interest of Landlord in the Project or from construction on the Project apart from the Building and not for the benefit of Tenant, and
         (c) interest or penalties for the late payment of failure to pay any real property impositions.

7.       Insurance:
a) Throughout the Term, Tenant shall pay to the Landlord in accordance with Section 2 of the Rent Rider its Proportionate
         Share set forth in Section 1(j) of the following policies of insurance for the Project maintained by the Landlord; (i)
         insurance  covering  all risk of physical  loss or damage to the
         Building   in  the  full   amount  of  its   replacement   value
         (including  agreed  amount  endorsement),  but in no event  less than the amount required by any mortgagee of the Project ("Landlord's Mortgage") (such policy shall provide protection against all perils included within the classification of fire,
         extended  coverage,   vandalism,   malicious  mischief,  special
         extended perils, including demolition and increased cost of construction, water damage, sprinkler leakage and any other
         perils   which   Landlord   or   Landlord's    Mortgagee   deems
         necessary);  (ii) rental income  insurance in an amount equal to one year's fixed rent of the Project, estimated real property impositions and insurance premiums; (iii) insurance against loss or damage by boiler or machinery or internal explosion or breakdown of boilers, equipment or electrical appurtenances,
         in  any  amount   required  by   Landlord   or  any   Landlord's
         Mortgagee;  (iv) insurance  against breakage of all plate glass;
         (v)  flood   hazard   insurance   in  the  amount  of  the  full
         replacement  cost  of  the  Building,   or  if  such  amount  of
         insurance   as  Landlord  or  any   Landlord's   Mortgagee   may
         reasonably  require.  All proceeds payable under any such policy shall be paid to Landlord or Landlord's Mortgagee, as their respective interests may appear. Tenant shall no obligation to pay or liability for any deductible amount under any of the foregoing policies in the event of a casualty to the Project.
b) Throughout the Term, Tenant shall procure and maintain at its expense a policy of comprehensive public liability insurance, including contractual liability coverage insuring Landlord and Landlord's Mortgagee and Tenant against liability arising out of the  use,  occupancy  or  maintenance  of the  Premises.  The
         initial   amount   of  such   insurance   shall   be  at   least
         $2,000,000.00  in combined  single  limit with respect to injury or death in any one  accident,  and at least  $1,000,000.00  for damage to property. Such amount shall be subject to periodic increase as reasonably required by Landlord. However, the amount of such  insurance  shall not  limit  Tenant's  liability hereunder.
(c)      Each  insurance  policy  shall name as insured  Landlord and any
               Landlord's Mortgagee, as their respective interests may appear. Each policy shall contain standard mortgagee
               endorsement   clauses  All  insurance  policies  shall  be
               maintained   with   insurance   companies   authorized  to
               transact  insurance  business  in the State of New  Jersey and holding a "General Policyholder's Rating" of A or better, as set forth in the most current issue of
               "Best's  Insurance  Guide".  The  original   comprehensive
               public   liability   insurance  policy  (or  copy  thereof
               certified  by the  insurer)  and  certificates  evidencing other insurance  Tenant is required to maintain  hereunder shall be  deposited  with  Landlord at least ten (10) days prior to the  Commencement  Date.  Evidence of renewals of all  policies  shall be deposited  with  Landlord not less than  thirty  (30)  days  prior  to the end of the term of
               each  such  policy.   Original  and  renewal  policies  or
               certificates  shall be  accompanied by proof of payment of
               the  premiums   thereof.   Such  insurance  shall  not  be
               subject  to  cancellation  except  after at  least  thirty
               (30)  days   prior   written   notice  to   Landlord   and
               Landlord's   Mortgagee  and  any  loss  shall  be  payable
               notwithstanding   any  act  or  negligence  of  Tenant  or
               Landlord.
         (d)   Tenant and Landlord   hereby   each   mutually   waive  their
               respective rights of recovery against each other with respect to the property damage or other loss which would be insured  against by  insurance  required  by this Lease or if  actually  insured by fire,  extended  coverage  and other insurance policies existing for the benefit of the respective parties. Both parties shall obtain for each insurance policy procured regarding the Project or any property located thereon, an appropriate clause therein or  endorsement  thereto  pursuant  to which  the  insurer
               waives  its   subrogation   rights  against   Landlord  or
               Tenant, as the case may be, with respect to any damage occurring in, on or about the Project. If the waiver of subrogation shall not be obtainable except at additional charge, the party obtaining the policy shall pay the additional charge therefor.
8. Utilities: Tenant shall pay, directly to the appropriate supplier, the cost of all light, power, natural gas, fuel, oil, sewer service, sprinkler stand-by service, water, telephone, refuse disposal and other utilities and services supplied to the Premises. If any utilities or services are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's share of the cost of such utilities and Tenant shall pay such share to Landlord in accordance with Section 2 of the rent Rider. Landlord shall not be liable to Tenant, and Tenant's obligations under the Lease shall not be abated, in the event of any interruption or inadequacy of any utility or service supplied to the Premises.

9. Use of Premises:
     a)  The Premises may only be used for the Permitted Use as set forth in
         Section 1(f). The Premises shall not be used for retail sales except for the retail sale of products manufactured and/or assembled on the Premises. No part of the Premises may be used for warehousing or storage of any Hazardous Material (as defined hereinbelow), except such materials and substances which are necessary for the Permitted Use and set forth on Exhibit C (the "Permitted Substances") The Permitted Substance shall be used only in compliance with all applicable laws.
     b) Notwithstanding the foregoing, Tenant shall not use or permit the Premises to be used for (i) any unlawful purpose; (ii) in violation of any certificate of occupancy covering the Premises, (iii) any use which may constitute a public or private nuisance or make voidable any insurance in force relating to the Premises: or (iv) any purpose which creates or produces noxious odors, smoke, fumes, emissions, noise or vibrations (except as incidental to the Permitted Use.)
     c) Tenant shall not cause or permit any overloading of the floors of the Building. Tenant shall not install any equipment or other items upon or through the roof, or cause openings to be made n the roof, without Landlord's prior written consent.
     d) Tenant shall be permitted to store its goods, equipment and materials in the Yard Areas.

11. Maintenance and Repairs: (
     a) Tenant shall keep and maintain the Premises including all non-structural exterior, interior systems and equipment) in good order, condition and repair including the service and repair to the heating and air-conditioning system, sprinkler and irrigation systems during the term tenant shall promptly replace any portion of the Premises or any systems or equipment thereof which cannot be fully repaired.All repairs and replacements shall be performed in a good and workmanlike manner. All of Tenant's obligations to maintain and repair the Premises shall be accomplished at Tenant's sole expense. Tenant shall also keep and maintain the parking areas, sidewalks and landscaped areas in an attractive and clean condition free from dirt and rubbish, and clear the parking areas and sidewalks of accumulations of snow and ice, all at Tenant's expense.
     b) Landlord, at landlord's sole expense shall keep and maintain the roof and structural portions of the Building (excluding the exterior doors) and the parking lot in good order.
     c) During the Term, Tenant shall procure and maintain a service contract for the inspection, service, maintenance and repair of all heating, ventilating and air conditioning equipment serving the Premises (the inspection pursuant to such contract shall be made at least quarterly). The identity of the contractor and the contract shall be subject to Landlord's reasonable approval. Copies of reports of inspections made hereunder shall be promptly supplied to Landlord.
12.  Alterations and Improvements
     a) Tenant shall not make any alterations, additions or improvements to the Premises (the "Alterations") without Landlord's prior written consent, except for non-structural Alterations which do not exceed $15,000.00 in cost. In no event shall Alterations reduce the size or cubic content of the Building or reduce the value of the Premises.Tenant shall submit to Landlord detailed plans and specifications for Alterations requiring Landlord's consent and reimburse Landlord for all reasonable expenses incurred by Landlord in connection with its review thereof. Tenant shall also provide to Landlord for its reasonable approval the identity of the contractor Tenant proposes to employ to construct the Alterations. All Alterations shall be accomplished in accordance with the following conditions:
        (1) Tenant shall procure all governmental permits and authorizations for the Alterations, and obtain and provide to Landlord an official certificate of occupancy and/or compliance upon completion of the Alterations, if appropriate.
        (2) Tenant shall arrange for extension of the general liability insurance provided for in Section 7(b)to apply to the construction of the Alterations. Further, Tenant or Tenant's contractor shall procure and maintain Builders Risk Casualty Insurance in the amount of the full replacement cost of the Alterations and statutory Workers Compensation Insurance covering persons employed in connection with the work. All such insurance shall conform to the requirements of Section 7(c).
        (3) Tenant shall construct the Alterations in a good and workmanlike manner utilizing materials of first class quality and in compliance with all laws and governmental regulations.
   (b) Upon completion of the Alterations, Tenant shall provide Landlord with "as built" sepia transparency plans of the Alterations.
   (c) Alterations shall be the property of the Landlord and shall remain on the Premises upon termination of the Lease, or, if Landlord so requires, in writing at the time Landlord consents to the subject Alterations, such Alterations shall be removed by Tenant on or prior to the termination of the Lease and Tenant shall restore the Premises to substantially its condition prior to such Alterations.

13. Covenant against Liens: Tenant shall not have any right to subject Landlord's interest in the Project to any mechanic's lien or any other lien whatsoever. If any mechanic's lien or other lien, charge or order for payment of money shall be filed as a result of the act or omission of Tenant, Tenant shall cause such lien, charge or order to be discharged or appropriately bonded within ten (10) days after notice from Landlord thereof, and Tenant shall indemnify and save Landlord harmless from all liabilities and costs resulting therefrom.
14. Signs: Tenant shall not place any signs on the Project without the Landlord's prior written approval of its design, location and manner of installation, such approval not to be unreasonably withheld. In no event shall any sign be installed on the roof or above the parapet height of the Building. Tenant shall remove its signs upon termination of this Lease and restore the Project to its condition prior to installation of the signs. Tenant shall be responsible to maintain any such sign(s) in proper repair.

15. Compliance with Law: Tenant shall take any necessary action to conform to and comply with all laws, orders and regulations of any governmental authority, Landlord's or Tenant's insurers, or Landlord's Mortgagee now or hereafter applicable to the Premises or Tenant's use or occupancy. Notwithstanding the foregoing or any other provision of this Lease to the contrary, Tenant shall have no obligation to (i) remedy or cure any instance of noncompliance with law, statute, ordinance or governmental rule regulation or decree (collectively, "Laws") existing as of the Commencement Date, (ii) make or pay for (including, without limitation, any amortized portion of the cost of) any improvements or alterations to the Premised in order to comply with any Laws effective as of the Commencement Date or enacted thereafter, except to the extent such improvements and alterations are necessitated by Tenant's particular use of the Premises or alterations requested to be made by Tenant after the Commencement Date, or (iii) remedy , cure, or comply with any Law relating to the use, storage , or release of Hazardous Materials unless such use, storage or release results from the acts of Tenant or Tenant's agents , employees or contractors. Tenant shall obtain permits, including a certificate of occupancy, necessary for Tenant's occupancy or use of the Premises.

16.  Environmental Law Compliance:
     a) Subject to Section 15 hereof, Tenant shall, at Tenants sole cost and expense, comply with Industrial Site Recovery Act, N,J.S.A. l2:lk-6 and the regulations promulgated thereunder ("ISBA"), and Tenant shall, at Tenant's sole cost and expense, make all submissions to, provide all information to, and comply with all requirements of the New Jersey Department of Environmental Protection and Energy ("NJDEPE") If Tenant or Tenant's agents or contractors cause any spill or discharge or hazardous substances or wastes on or about the Premises during the Term, and the Bureau or other division of NJDEPE determines that a cleanup plan be prepared and a cleanup be undertaken, then Tenant shall, at Tenant's sole cost and expense, prepare and submit the required plans and financial assurances and carry out the approved plans. Such clean up shall be in compliance with the standard required by NJDEPE. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of customary and reasonable non-applicability affidavits and shall promptly sign such affidavit when requested by Landlord.
     b) Tenant's obligations under this Section shall survive the expiration of this Lease.
     c) Tenant shall not process, store, handle, generate, manufacture, bury or treat any Hazardous Material (as hereinafter defined) or cause or permit such actions at the Premises; provided, however, that Tenant shall be permitted to store, use and properly dispose of the Permitted Substances and smal quantities of ordinary office and janitorial supplies, substances in cooling systems (e.g. refrigerator and air-conditioning units) or automobiles, trucks, other mobile equipment, generator, and other equipment with motors ordinary course of the Permitted Use: provided they are stored, handled and disposed of in compliance with applicable laws and comply with the minimum quantity exemption standards under ECRA(as hereinafter defined).
      d) Except as otherwise provided herein, Tenant shall not (either with or without negligence) cause or permit the escape, disposal, discharge or release of any Hazardous Material at the Demised Premises.
      e) "Hazardous Material" means any hazardous wastes or hazardous substances as defined in any Environmental Law which could cause1 or constitute a health, safety or other environmental hazard to any person or property. "Environmental Law" means any applicable federal, state or local environmental and cleanup statues, laws, rules or regulations, ordinances, orders, decrees and interpretations now or hereafter in effect.
      f) Tenant shall, at Tenant's own cost and expense, comply with all Environmental Laws with respect to its tenancy under the Lease.
      g) Subject to Section 15 hereof, Tenant warrants that it Standard Industrial Classification ("SIC") Code and its operations at the Premises do not and will not classify it as an "industrial establishment" as defined in the New Jersey Cleanup Act.N.J.S.A.
         l3: 1K-6 et seq. And the regulations thereunder (ECRA).
      h) To the extent applicable to Tenant's use of the Premises and the Yard Area, Tenant shall, at Tenant's own expense, make all submissions to provide all information to, and comply with all requirements of, the New Jersey Department of Environmental Protection and Energy ("NJDEPE").
      i) Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims, actions of any kind and all losses, damages and expenses (including, without limitation, attorneys fees) arising out of or in any way connected with any (a) spills, releases or discharges of Hazardous Material at the Premises which occur as a result of the activities of Tenant or Tenant's agents or contractors during the term of this Lease except to the extent caused by Landlord or Landlord's agents or contractors; (b)Tenant's failure to provide all information, make all submissions and take all actions required pursuant to ECRA to the extent such obligations are allotted to Tenant under this Lease; (c) Tenant's failure to obtain and deliver to Landlord the ECRA Approval (as required herein); and/or (d) violation of any Environmental Law by Tenant; and/or (e) breach of any provision of this Article 16.
      j) Tenant shall not be responsible or liable whatsoever with respect to any Hazardous Material that was on, in or beneath the Premises prior to Tenants taking possession ("Pre-Existing Hazardous Materials"), and Landlord shall be solely responsible for and shall indemnify, protect, defend and hold harmless Tenant from and against any and all claims, costs, penalties, fines, losses, liabilities, attorneys' fees, damages injuries, causes of action, judgements, taxes and expenses which arise during or after the term of this Lease from (a) Pre-Existing Hazardous in, on, or beneath the Premises or (b)the handling of Hazardous Materials by Landlord or Landlord's agents or contractor at the Project or elsewhere. This indemnification of Tenant by Landlord includes, without limitation, any and all costs incurred in connection with any investigation of site conditions and any cleanup, remediation, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the soil, subsoils, groundwater or elsewhere in, on, under or elsewhere in, on, under or about the Premises or the Project as a result of the handling thereof by the Landlord or its agents or contractors. This Indemnification by Landlord shall survive the termination or expiration of this Lease.
      k) Tenant agrees to fully cooperate with Landlord and provide such documents, affidavits and information as may be requested by Landlord
         (i) to comply with any Environmental Law, (ii) to comply with the request of any lender, purchaser or tenant, and/or (iii) for any other reason deemed necessary by Landlord in its sole discretion.
      l) Tenant's failure to abide by the terms of this Article shall be restrainable by injunction.

17. Landlord's Access: Upon 24 hours notice, Landlord and its representatives may enter the Premises at all reasonable times (or at any time in the event of emergency) for the purpose of inspecting the Premises, or making any repairs, replacements or improvements or to show the Premises to prospective purchasers, investors, encumbrancers, tenants or other parties, or for any other purpose Landlord deems necessary. During the final six (6) months of the Term, Landlord may place customary "For Sale" or "For Lease" signs on the premises.
18. Assignment and Subletting: The Tenant may not do any of the following without the Landlord's written consent which shall not be unreasonably withheld:
(a) assign this Lease, (b) sublet all or any part of the Premises or (c) permit any other person to use the Premises. In the event that the Landlord gives consent to an assignment or subletting, such consent shall not relieve tenant or any guarantor of this Lease of the primary obligation to comply with the terms of this Lease and to remit all rent payments and other obligations when due. Any consent given by the Landlord to an assignment or subletting shall be strictly conditioned upon tenants acknowledgment of tenant's continued liability with respect to the terms of this Lease. A subsequent reassignment of the Lease Agreement with or without notice to the tenant will not relieve tenant or any guarantor of this Lease of the primary obligations thereunder. Notwithstanding any provision of this Lease to the contrary, Tenant shall have the right, without obtaining the prior written consent of the Landlord, to (a) assign of transfer all of any part of this Lease or to sublet all or any portion of the Premises to (i) any parent corporation of Tenant, (ii) any subsidiary corporation of Tenant or of Tenant's parent corporation, (iii) any entity in which Tenant, any parent corporation holds a majority of the outstanding shares or ownership interest, or Tenant's parent corporation with another corporation,
(b) transfer or issue shares of Tenant in connection with any financing provided to or investment made in Tenant , or (C) issue of shares of Tenant on any national securities exchange(as defined in the Securities Exchange Act of 1934 as amended). In addition the shareholders of Tenant shall have the right, without obtaining the prior written consent of Landlord, to transfer the shares of Tenant which they hold to each other, to their immediately family members, or to any trust securities exchange (as defined in the Securities Exchange of 1934, as amended). Any and all of the transactions permitted under this Section 18 shall not constitute an assignment, subletting or other transaction requiring the consent of the Landlord under the provision of this Section 18.

19. Casualty: If the Project is damaged by fire or other casualty, and (i) the insurance proceeds received by Landlord on account of such damage are sufficient to pay for the necessary repairs, (ii) the Project can be fully repaired within four (4) months after such casualty occurred, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. If any of the foregoing conditions requiring Landlord to repair the Project are not met, Landlord may elect either to (i) k terminate this Lease; or (ii) repair the damage as soon as reasonably possible, in which event this Lease shall remain in full force and effect (but Tenant shall then have the right to terminate this Lease if the Project cannot be fully repaired within four (4) months after such casualty occurred). Landlord shall notify Tenant of its election within thirty
(30) days after Landlord receives notice of the occurrence of the casualty. Tenant's notification, if any, shall be required within ten (10) days thereafter. In the event this Lease shall remain in full force and effect following a casualty, there sha1l be full abatement of the base rent and additional rent to the extent and for such time as Tenant's use of the premises is disrupted. Tenant waives the protection of any law which grants a Tenant the right to terminate a lease in the event of the destruction of a leased property, and agrees that the provisions of this paragraph shall govern in the event of any destruction of the Building. Landlord shall not be required to repair improvements or alterations to the Project made by Tenant.improvements or alterations to the Project made by Tenant.

20. Condemnation: If more than twenty-five (25%) percent of the Land and/or Building shall be taken under the power of eminent domain or sold under threat thereof ("Condemnation") and Tenant's use of the Premises is materially adversely affected (in the reasonable opinion of Tenant exercised in good faith) this Lease shall terminate on the date on which title to the Premises or portion thereof shall vest in the condemning authority. If this Lease shall remain in effect as to the portion of the Premises not taken, Landlord shall restore the improvements not taken as nearly as reasonably practicable to their condition prior to the Condemnation, and the Base Rent shall be reduced proportionately in accordance with the reduction in square foot area of the Premises following the Condemnation. Landlord shall be entitled to receive the entire award in any condemnation proceeding relating to the Premises, except that Tenant may assert a separate claim to an award for its moving expenses and for fixtures and personal property installed by Tenant at its expense. It is understood that Tenant shall have no claim against Landlord for the value of the unexpired Term of this Lease or any options granted under this Lease. Landlord shall not be required to restore improvements or alterations to the Premises made by Tenant.

21. Surrender of Premises: Upon termination of the Lease, Tenant shall surrender the Premises to Landlord broom clean, and in good order and condition, except for ordinary wear and tear, and damage by casualty which Tenant was not obligated to remedy under Section 19. Tenant shall remove its machinery and equipment and repair any damage to the Premises caused by such removal. Tenant shall not remove any power wiring or power panels, lighting or lighting fixtures, wall coverings, blinds or other window coverings, carpets or other floor coverings, heaters or air conditioners or fencing or gates except if installed by Tenant and required by Landlord to be removed from the Premises in accordance with Section 12(c). All personal property of Tenant remaining on the Premises after Tenant's removal shall be deemed abandoned and at Landlord's election may either be retained by Landlord or may be removed from the Premises at Tenant's expense.

22. Holdover: In the event Tenant remains in possession of the Premises after the expiration of the term of the Lease (the "Holdover Period"), in addition to any damages to which Landlord may be entitled or other remedies Landlord may have by law, Tenant shall pay to Landlord a rental for the Holdover Period at the rate of One Hundred Twenty Five percent (125%) of the sum of (i) the annual Base rent payable during the last lease year of the term, plus (ii) all items of additional rent and other charges with respect to the Premises payable by Tenant during the last Lease year of the Term. Nothing herein contained shall be deemed to give Tenant any right to remain in possession of the Premises after the expiration of the Term of this Lease. The sum due to Landlord hereunder shall be payable by Tenantupon demand.

23. Events of Default: Remedies:
    a) Tenant shall be in default upon the occurrence of one or more of the following events (an "Event of Default"):
       (i) Tenant fails to pay rent or any other sum of money required to be paid by Tenant hereunder within five (5) days after receipt of written notice from Landlord regarding such delinquency; (ii) Tenant fails to perform any of Tenant's non-monetary obligations under this Lease within thirty days after written notice thereof from Landlord (provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant promptly commences such performance and thereafter diligently pursues its completion); (iii) Tenant abandons the Premises for thirty (30) days or more and fails to pay rent when due (including any applicable notice and cure period); or (iv) Tenant makes an assignment for the benefit of creditors, or if a petition for adjudication of bankruptcy or for reorganization is filed by or against Tenant and is not dismissed within thirty (30) days, or if a receiver or trustee is appointed for a substantial part of Tenant's property and such appointment is not vacated within thirty (30) days.

     b) On the occurrence of an Event of Default, without limiting any other right to remedy Landlord may have, without notice or (i) Terminate this Lease and Tenant's right to possession of the Premises by any lawful means, in which event Tenant shall immediately surrender possession of the Premises to Landlord.
         At its option, Landlord may occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining property, or otherwise prepared for reletting, and may relet the Premises or any part thereof for a tern or terms to expire prior to, at the same time subsequent to the original Expiration Date, and receive the rent therefor, applying the sums received first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, preparing for re-letting and the re-letting itself, including brokerage and attorney's fees, and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of Tenant under this Lease. Tenant agrees to pay to Landlord damages equal to the rent and other sums payable by Tenant under this Lease, reduced by the net proceeds of the reletting, of any, as ascertained from time to time. Tenant expressly agrees that Landlord shall not be obligated to re-rent the Premises or take any other action to mitigate its damages in the event Tenant is in default under this Lease.
         (ii) Permit Tenant to remain in possession of the Premises in which event this Lease shall continue in effect. Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to receive the rent as it becomes due under this Lease. (iii) Pursue any remedy now or hereafter available under the laws of the jurisdiction in which the Premises is located.
    c) The remedies available to Landlord herein specified are not intended to be exclusive and prevent Landlord from exercising any other remedy or means of redress to which Landlord may be lawfully entitled. In addition to other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or threatened violation by Tenant of any of the provisions of this Lease. Landlord's exercise of any right or remedy shall not prevent Landlord from exercising any other right or remedy.
     d) To the extent permitted by law, Tenant, for itself and any person claiming through or under Tenant, waives any equity or right of redemption provided by law.
     e) Tenant agrees to pay as additional rent all attorney's fees and other expenses incurred by Landlord in the enforcement of any of the agreements or obligations of Tenant under this Lease.
     f) Notwithstanding the foregoing, Landlord shall use best efforts to mitigate its damages arising from any Event of Default by Tenant hereunder.
24.  Service Pee; Interest; Legal Fees:
     a) Tenant's failure to pay rent promptly or make other payments required under this Lease may cause Landlord to incur unanticipated costs, which are impractical to ascertain. Therefore, if Landlord does not receive any payment of Base rent, additional rent or other sums due from Tenant to Landlord within five (5) days after receipt of written notice of the delinquency, Tenant shall pay Landlord as additional rent a service fee equal to five (5%) percent of the overdue amount. This service fee shall be in addition to reasonable costs incurred by Landlord in enforcing this Lease.

     b) Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of twelve (12%) percent per annum ("Default Interest") from the due date of such amount. The payment of Default Interest on such amounts shall not extend the due date of any amount owed. If the interest rate specified in this Lease shall exceed the rate permitted by law, the Default Interest shall be deemed to be the maximum legal interest rate permitted by law.

25. Indemnification by Tenant: Tenant shall indemnify and hold harmless Landlord from and against all liability, claims or costs, including reasonable legal fees arising from (1) Tenant's use of the Premises; (ii) any breach of this Lease by Tenant; (iii) any other act or omission of Tenant; or (iv) any injury to person or damage to property occurring on or about the Premises, except to the extent caused by Landlord or Landlord' s agents or contractors. Tenant shall defend Landlord against any such claim of a third party, with counsel reasonably acceptable to Landlord. 26. Indemnification by Landlord: Landlord hereby agrees to indemnify and hold harmless Tenant from and against any and all damage, loss, liability or expense including but not limited to, attorneys' fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense resulting from
(i) the negligence or willful misconduct of Landlord or its employees, agents, or contractors, (ii) any accident, injury or damage to any person or property, occurring in and about the Project(exclusive of the Premises) (iii)any condition that came to exist in or on the Premises before or after the term of this Lease or (iv) any condition that came to exist at any time on any portion of the Project, excluding the Premises; provided , however, that the foregoing shall not be construed to make Landlord liable for loss, damage, liability, or expense resulting from (i) a condition on the Premises caused by Tenant or Tenant's agents, employees or contractors or (ii) a negligent or willful act by Tenant , Tenant's agents, employees, or contractors. The parties agree that the obligations assumed herein shall survive the expiration or termination of this Lease.
27. Landlord's Right to Cure Tenant's Default: If Tenant fails to make any payment or perform any act on its part to be made or performed, then Landlord, without waiving or releasing Tenant from such obligation, may make such payment or perform such act on Tenant's part, and the costs incurred by Landlord in connection with such payment or performance, together with, Default Interest thereon, shall be paid on demand by Tenant to Landlord as additional rent.

28. Waiver of Liability: Except as caused by Landlord's breach of this Lease, negligence or willful misconduct, Landlord shall not be liable for any injury or damage to the business, equipment, merchandise or other property of Tenant or any of Tenant's employees or invitee or any other person on or about the Project, resulting from any cause, including, but not limited to: (i) fire, steam, electricity, water, gas or rain; (ii) leakage, obstruction or other defects of pipes, sprinklers, wires, plumbing, air conditioning, boilers or lighting fixtures; or (iii) condition of the Project.

29. Force. Majeure: If Landlord is unable to perform any of its obligations due to events beyond Landlord's reasonable control, the time provided to Landlord for performing such obligations shall be extended by a period of time equal to the duration of such events, and Tenant shall not be entitled to any claim against Landlord by reason thereof. Events beyond Landlord's reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, casualty, weather conditions, labor or material shortages, or government regulation or restrictions.

30. Notice of Landlord's Default: Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and any ground lessor or Landlord's Mortgagee whose name and address have been furnished to Tenant. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor or Landlord's Mortgagee) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. If more than thirty (30) days are required to cure such non-performance, Landlord shall not be in default if such cure is commenced within such thirty-(30) day period and thereafter diligently pursued to completion.
31. Landlord's Liability Limited: There shall be no personal liability of the Landlord or any partner, stockholder, officer, director or other principal of Landlord in connection with this Lease. Tenant agrees to look solely to the interest of Landlord in the Project (or the proceeds therefrom) for the collection of any judgement or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to this Lease or in any way relating to the Premises. No other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

32. Estoppel Certificate: (a) Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (1) the Commencement Date; (ii) the Expiration Date; (iii) that this Lease is in full force and effect and unmodified (or if modified, stating the modifications);
(iv) the last date of payment of the Base Rent and other charges and the time period covered by each payment; (v) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the nature of the default); and (vi) such other matters as may be reasonably required by Landlord or Landlord's Mortgagee. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Any such statement may be given to and relied upon by any prospective purchaser or encumbrancer of the Project.

33. Quiet Enjoyment: (a) Landlord covenants that as long as Tenant pays the Base Rent and additional rent and performs its other obligations under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term provided by this Lease, subject to the provisions of this Lease.

34. Subordination Attornment
       (a) This Lease is subject and subordinate to any ground lease or mortgage which may now or hereafter encumber the Project, and any renewals, modifications, consolidations, replacements or extensions thereof. Notwithstand- the foregoing, as a condition precedent to Tenant's agreement to subordinate its interest under this Lease, or if this Lease otherwise is subject to any existing mortgage or ground lease, Landlord shall provide Tenant with non-disturbance agreements in favor of Tenant in form and substance acceptable to Tenant from any ground lessors, mortgage holders or lien holders.
       (b) If Landlord's interest in the Project is acquired by any ground lessor, Landlord' Mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Project and recognize such transferee or successor as Landlord under this Lease, provided that such transferee expressly assumes the obligations of Landlord hereunder. Such transferee or successor shall not be liable for any act or omission of any prior landlord, or be subject to any offsets or defenses which Tenant might have against any prior landlord, or be bound by any Base Rent which Tenant might have paid for more than the current month to any prior landlord, or be liable for any security deposit under this Lease unless actually transferred to such transferee or successor.

35. Brokerage: Each party represents to the other that it did not deal with any real estate broker in connection with this Lease, other than the real estate broker whose identity is set forth in Section 1
(h). The commission of such broker shall be paid by the party as set forth in Section 1(h). Each party shall indemnify and hold the other harmless from any claim for a commission or other fee made by any broker with whom the indemnifying party has dealt, other than the broker identified in Section 1 (h).

36. Security Deposit: Upon execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Section 1 (g) as security for the performance by Tenant of its obligations under this Lease (the "Security Deposit") - Landlord shall have the right to use the Security Deposit to cure any default of tenant hereunder, including but not limited to payment of Base Rent, additional rent, service fees or other debts of Tenant due Landlord, or repair or restoration of the Premises. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's demand therefor. Provided Tenant has fully complied with all of the terms of this Lease, Landlord shall return the Security Deposit to Tenant without interest on the date thirty (30) days after the surrender of the Premises by Tenant. Landlord shall deliver the Security Deposit to the purchaser or other transferee of Landlord's interest in the Project in the event the Project is sold or otherwise transferred or refund the full amount of the Security Deposit to Tenant, and Landlord shall be discharged from any further liability with respect to the Security Deposit upon such transfer or refund.

36. Notices: All notices in connection with this Lease or the Premises shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Landlord shall be delivered to the address specified in Section 1
(b). Notices to Tenant shall be delivered to the Premises and to the address specified in Section 1(c) by regular mail or hand delivery. All notices shall be effective upon receipt or refusal of delivery in accordance with this provision. Either party may change its notice address upon written notice to the other party given in accordance with this provision.

38.    Memorandum of Lease: Tenant shall not record this Lease.
However, either Landlord or Tenant may require that a memorandum of the Lease executed by both parties be recorded. Such memorandum shall include such portions of this Lease as either party may reasonably require, but shall not specify the amount of Base Rent payable hereunder

39.  Miscellaneous:
     a) The failure of either party to insist on strict performance of any provision of this Lease, or to exercise any right contained herein, shall not be construed as a waiver of such provision or right in any other instance. All amendments to this Lease shall be in writing and signed by both parties.
     b) The captions in this Lease are intended to assist the parties in reading this Lease and are not a part of the provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular.
        The masculine, feminine and neuter genders shall each include the other
     c) Landlord and Tenant hereby waive trial by jury in any legal proceeding brought by either of them against the other with respect to any matters arising out of or in any way connected with this Lease or the Premises.
     d) The laws of the state of New Jersey shall govern this Lease
     e) If Tenant is a corporation or partnership, each person signing this Lease on behalf of Tenant represents that he has full authority to do so and that this Lease binds the corporation or partnership, as the case may be
     f) This Lease is binding upon any party who legally acquires any rights or interest in this Lease from Landlord or Tenant; provided however, Landlord shall have no obligation to Tenant's successor unless the interest of Tenant's successor in this Lease is acquired in accordance with Section 18.
     g) The submission of this Lease to Tenant shall not be deemed to be an offer and shall not bind either party until duly executed by Landlord and Tenant.
     h) This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.
     i) A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not invalidate the remainder of this Lease or such provision, which shall continue to be in effect.
     j) Tenant shall have the right to use, in common with Landlord and other tenants of the Project (subject to reasonable rules from time to time made by Landlord) the parking area, walkways, sidewalks and driveways.
     k) The agreement of Lease contains the entire contract between the parties. No representative, agent, servant or employee of Landlord has been authorized to make any representations or promises with reference to the within.


No modifications, additions, changes or alterations of
              this Agreement of Lease shall be binding unless reduced to writing and signed by Landlord and Tenant.

        The Riders enumerated in Section 1 (i) are attached hereto and made a part of this lease as fully as if set forth herein at length. The terms used in the Rider have the same meanings as set forth in the Lease. The provisions of a Rider shall prevail over any provisions of the Lease which are inconsistent or conflict with the provisions of the Rider.




IN WITNESS WHEREOF, The parties hereby have duly executed this Lease as of the date set forth in Section 1 (a).



                                            LANDLORD:

WITNESS:                                    Advantage Properties, LLC


                                            Arthur Sommers
                                            Managing Partner


ATTEST:                                     TENANT:

                                            Horizon High Reach, Inc

                                            By:
                                            Randy Fortel
                                            Chief Financial Officer


                                            Date

                               Rent Rider


Date of Lease:             February 18, 2000 (Revised May 5, 2000)


Landlord:                  Advantage Properties, LLC
           Reach, Inc.                1915 Swarthmore Ave
                           Lakewood, NJ. 08701

Tenant:                    Horizon High Reach, Inc.
                           1540 East Shaw Avenue, Suite 123
                           Fresno, CA 93710





Premises:                  Lot 10, Rutgers University Blvd
                           Lakewood, NJ.



1. Base Rent: The Base Rent payable by tenant to Landlord during the Term shall be at the annual amounts and for he periods and be payable in the monthly installments as follows:

                                    Monthly     Annual
Period            PSF          Installment      Amount


11/1/99 to        $6.00  $5,000.00  $60,000.00
10/31/2004



2. Additional Rent and Charges: Tenant shall pay real property impositions, insurance, utilities and other expenses of the Premises to Landlord in monthly installments on an estimated basis as determined from time to time by Landlord sufficient to pay such real property impositions, insurance, utilities and other expenses of the Premises before the same become due. In the event Tenant has paid more than the amount due from Tenant hereunder upon expiration of the term, the excess amount shall be refunded to Tenant.

Additional Agreement

1. Tenant is responsible for all utilities and services for the rental space including but not limited to gas, electric, water/sewer etc.

2. Landlord will Provide the following:
     1.   Approximately 2,000 sq.ft. Office
     2.   One 12 x 14 drive in door. C
     3.   One loading dock.

3. Tenant has the option to renew the Lease for an additional period of five years with the same terms and conditions except that the rent will increase to $6.60 per square foot.

4. Tenant will be responsible for the cost of the price difference between 200 amp 3 phase service and 3400 amp 3 phase service.

5. Tenant shall reimburse Landlord for the cost of second overhead drive-in door at the rear of the building.

6.  Tenant shall pay direct to  engineer  and  architect  for plans and  cost
of approvals   for  oil   recovery   and  wash  down  system
Installation  of oil  recovery and wash down area  contracted  by Horizon
High   Reach.   If  the   Landlord  is  involved  in  any  part  of  this
installation, Tenant will reimburse Landlord.

7. Outside chain link fence will be installed by Tenant on direct basis.

IN WITNESS WHEREOF, The parties hereby have duly executed this Rent Rider and Additional Agreements as of the date set forth in Section 1.
(a).




                                    LANDLORD:

WITNESS                             Advantage Properties, LLC

                                    /SS__Arthur Sommers
                                    Managing Partner




ATTEST:                             TENANT:


                                    Horizon High Lease, Inc.



                                    Randy Fortel
                                    Chief Financial Officer

Improvement Agreement

    THIS IMPROVEMENT AGREEMENT (this "Improvement Agreement") by and between ADVANTAGE PROPERTIES. L.L.C. ('landlord") and HORIZON HIGH REACH, INC. ("Tenant"), dated May 5,; 1999; is made part of that Lease (the "Lease"). between Landlord and Tenant dated concurrently herewith. Landlord and Tenant agree that the following terms are part of the Lease:

1. Overview. Landlord, through its contractor, shall construct a three-story Building on the Land in accordance with certain plans and specifications to be designed by Landlord and approved by Tenant (the "Building Specifications").

2. General Plan. The Building Specifications shall be consistent with the general description of the improvements constituting the Premises as set forth on Attachment I hereto (the "General Plan").

3. Condition of the Premises. Landlord shaft deliver the Premises to Tenant in a "turn-key" condition, ready for Tenant's occupancy and the Permitted Use. Landlord represents and warrants to Tenant that (i) construction of the Premises shall be completed in accordance with the Building Specifications, in a good and workman like manner, and in compliance with all applicable laws, regulations and ordinances, and (ii) Landlord shall repair or replace any item not conforming with clause (i) of this Paragraph 3 upon receipt of notice of such noncompliance during the first year of the term of this Lease.

4. Commencement Date. The commencement of the term of the Lease shall occur on the date (the "Commencement Date") that (i) Landlord delivers to Tenant possession of the Premises in the condition required by this Improvement Agreement (except for minor punchlist items which do not substantially interfere with Tenant's use of the Premises), and (ii) Tenant has obtained a certificate of occupancy or such other governmental authorization necessary for Tenant to occupy and make the Permitted Use of the Premises (the "Certificate of Occupancy"). If Landlord fails to deliver to Tenant the Premises in the condition required hereby on or before November 1, 1999 (the "Outside Delivery Date"), then Tenant may by delivery of written notice to Landlord within thirty (30) days thereafter terminate this Lease, in which event this Lease shall be of no further force or effect, except with respect to provisions that expressly survive the termination of this Lease, and all monies deposited by Tenant with Landlord shall be returned to Tenant upon demand. Notwithstanding the foregoing, the Outside Delivery Date shall be extended by the number of days of delay caused by Tenant or Tenant's agents or contractors.

5. Punch List Items. Upon delivery of possession, Tenant and Landlord shall conduct a walk-through of the Premises to identify any punchlist items to be completed in accordance with the Building Specifications. Within thirty (30) days after the walk-through. Landlord shall complete the punchlist items.

6. Construction Defects. Notwithstanding any provision to the contrary in the Lease, Tenant shall have no o] obligation to make any repair or replacement necessary due to the faulty construction of the Building, the premises or any portion thereof.